UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 7, 2007

COMCAM INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-51763 (Commission File Number)	23-2976562 (IRS Employer Identification Number)

Don Gilbreath, Chief Executive Officer

1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(610) 436-8089

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

The information statement attached as Exhibit 99 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information statement is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information statement may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information statement incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On November 23, 2007, ComCam, Inc. (“ComCam”) announced that its board of directors had declared a dividend of 100% of the shares of its wholly owned subsidiary, ComCam International, Inc. (the “Company”), to ComCam’s shareholders on a pro rata basis that will entitle ComCam’s shareholders to receive one (1) share of the Company’s common stock for every twenty (20) shares of ComCam’s common stock held as of the record date. The distribution of the dividend will be made on December 28, 2007 to ComCam’s shareholders of as of the close of business on December 7, 2007, the record date for those entitled to the dividend. The distribution of the dividend will be completed on the ex-dividend date to be determined by NASDAQ. The information statement detailing the dividend and the Company, which is attached to this Form 8-K as Exhibit 99, will be mailed to shareholders as of the record date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	99	The Information Statement dated December 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ComCam International, Inc.

By:/s/ Don Gilbreath	Date: December 11, 2007

Don Gilbreath, Chief Executive Officer

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